Exhibit 3.2

BYLAWS OF

ALITHYA USA, INC.

(the “Corporation”)

ARTICLE 1

STOCKHOLDERS

1.1	Annual Meetings

Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), an annual meeting of stockholders shall be held for the election of directors, and to transact such other business as may properly be brought before the meeting, at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors of the Corporation (the “Board”) from time to time.

1.2	Special Meetings

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board or by the President or Chief Executive Officer of the Corporation and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

1.3	Notice of Meetings

(a)

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting, the means of remote communications, if any, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) or these bylaws, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

(b)

A written waiver of any notice signed by the person entitled thereto, delivered at any time, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

1.4	Quorum

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, at each meeting of stockholders the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at the meeting of stockholders shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these bylaws until a quorum shall attend.

1.5	Adjournments

Any meeting of stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting or by a majority of the voting power of the stockholders present and entitled to vote thereat, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6	Organization

Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the President, or in the President’s absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting and keep the minutes thereof, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders shall be determined by the person presiding at such meeting.

1.7	Voting; Proxies

Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy which is not by law irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect such directors. All other matters properly brought before a meeting of stockholders shall, unless otherwise provided by law, the Certificate of Incorporation or these bylaws, be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter.

1.8	Fixing Date for Determination of Stockholders of Record

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

1.9	Action By Consent of Stockholders

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 2

BOARD OF DIRECTORS

2.1	General Powers.

Except as otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

2.2	Number; Qualifications

The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders.

2.3	Election: Resignation: Removal: Vacancies

The Board shall initially consist of the person or persons named as directors by the incorporator of the Corporation, and each director so elected shall hold office until such director’s successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Any director may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote for the election of such director. Any newly created directorship or any vacancy occurring in the Board for any reason may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

2.4	Regular Meetings

Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine and if so determined notices thereof need not be given.

2.5	Special Meetings

Special meetings of the Board may be called by the Chairperson of the Board, if one shall have been elected, the President or any director. Notice of special meetings of the Board, in such manner as is reasonably determined by the individual providing such notice, shall be given to each director at least twenty-four hours before the scheduled time of the meeting.

2.6	Quorum: Vote Required for Action

Unless the Certificate of Incorporation requires a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except in cases in which the Certificate of Incorporation or these bylaws otherwise provide, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the chairperson of the meeting shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. A written waiver of notice signed by the person entitled thereto, delivered at any time, shall be deemed equivalent to notice. Attendance of a person at a meeting of the Board or any committee thereof shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7	Organization

Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the President, or in the President’s absence by a chairperson chosen at the meeting by the directors then in attendance. The Secretary shall act as secretary of the meeting, and keep the minutes thereof, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.8	Committees

The Board may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the members of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in resolutions of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article 2.

2.9	Telephonic Meetings Permitted

Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

2.10	Action by Consent

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

ARTICLE 3

OFFICERS

3.1	Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies

The Board shall elect a President, a Secretary and a Treasurer, and it may, if it so determines, elect a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board may also elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may deem necessary or appropriate, each of whom shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

3.2	Powers and Duties of Executive Officers

Subject to any written resolutions of the Board to the contrary and, in addition to having such powers and performing such duties as may from time to time be conferred upon or assigned to them by the Board in written resolutions, the officers of the Corporation, to the extent that such an office is appointed, shall have the following powers and duties:

(a)

Chairperson of the Board. The Chairperson of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairperson of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairperson of the Board from time to time by the Board or these bylaws. The Chairperson of the Board must be a director of the Corporation.

(b)

President. Unless otherwise set forth by the Board, the President shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or disability or refusal to act) of the Chairperson of the Board, the President shall preside when present at all meetings of the stockholders and the Board (if he or she shall be a director). In addition to the foregoing, and unless otherwise set forth by the Board, the President shall perform all duties commonly incident to that office of a Delaware corporation.

(c)

Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the President. In the absence (or disability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function. In addition to the foregoing, and unless otherwise set forth by the Board, each Vice President shall perform all duties commonly incident to that office of a Delaware corporation.

(d)

Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairperson of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate records and corporate seal of the Corporation, if any, and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. In addition to the foregoing, and unless otherwise set forth by the Board, the Secretary shall perform all duties commonly incident to that office of a Delaware corporation.

The Secretary shall keep, or cause to be kept, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e)

Assistant Secretaries. The Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary. In addition to the foregoing, and unless otherwise set forth by the Board, each Assistant Secretary shall perform all duties commonly incident to that office of a Delaware corporation.

(f)

Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize). In addition to the foregoing, and unless otherwise set forth by the Board, the Treasurer shall perform all duties commonly incident to that office of a Delaware corporation.

(g)

Assistant Treasurers. The Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer. In addition to the foregoing, and unless otherwise set forth by the Board, each Assistant Treasurer shall perform all duties commonly incident to that office of a Delaware corporation.

(h)

Other Officers. Any other officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE 4

STOCK

4.1	Certificates

Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder of stock in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

4.2	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates

The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 5

INDEMNIFICATION

5.1	Right to Indemnification

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (each an “Indemnified Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person. Notwithstanding the foregoing, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such Indemnified Person only if the Proceeding (or part thereof) was authorized by the Board.

5.2	Prepayment of Expenses

The Corporation shall pay the expenses (including attorneys’ fees) reasonably incurred by any Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by an Indemnified Person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such Indemnified Person to repay all amounts advanced if it should be ultimately determined that such Indemnified Person is not entitled to indemnification from the Corporation under this Article or otherwise.

5.3	Claims

If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

5.4	Non-Exclusivity of Rights

The rights conferred on any person by this Article 5 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

5.5	Other Indemnification

The Corporation’s obligation, if any, to indemnify, in connection with any Proceeding, any Indemnified Person who was or is serving at its request as a director, officer, employee or agent of an affiliated corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnified Person may collect as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise in connection with such Proceeding.

5.6	Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right or protection hereunder of any Indemnified Person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 6

MISCELLANEOUS

6.1	Registered Office.

The registered office of the Corporation shall be at any location within the State of Delaware as the Board determines from time to time.

6.2	Other Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

6.3	Books and Records.

The books of the Corporation may be kept within or without of the State of Delaware as the Board may from time to time determine or the business of the Corporation may require. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

6.4	Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board.

6.5	Seal

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

6.6	Interested Directors; Quorum

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

6.7	Amendment of Bylaws

These bylaws may be altered or repealed, and new bylaws made, by the Board, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.